                                                                     EXHIBIT 4.4

                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "Agreement") is made and entered into as of March 31, 1999 (the "Effective Date"), by and between RealNetworks, Inc., a Washington corporation ("RealNetworks"), and Mark Comish and Michael Comish (collectively, the "Shareholders" and each individually a "Shareholder"), who immediately prior to the effective time of the Merger (as such term is defined below) represented all of the shareholders of Ultisoft Inc., an Oregon corporation (the "Company").

                                   RECITALS

     A. RealNetworks, the Company, Vegas Acquisition Corp. (the "Purchaser") and the Shareholders have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 31, 1999, pursuant to which Purchaser will merge with and into the Company in a reverse triangular merger, with the Company to be the surviving corporation of the Merger (the "Merger").

     B. As a condition precedent to the consummation of the Merger, each of the Shareholders shall execute this Investor Rights Agreement pursuant to which the Shareholders shall be granted certain registration rights with respect to the shares of the common stock of RealNetworks, par value $0.001 per share (together with associated preferred stock purchase rights pursuant to the Shareholder Rights Plan, dated as of December 4, 1998, between RealNetworks and ChaseMellon Shareholder Services, L.L.C., the "RealNetworks Common Stock"), that are issued to the Shareholders in the Merger (the "Merger Shares"), subject to the terms and conditions set forth in this Agreement.

     C. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.   REGISTRATION RIGHTS

     1.1  Definitions

     For purposes of this Section 1:

          (a) Registration. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement on Form S-3 (or such analogous substitute or replacement form as the SEC (as defined below) shall have then approved) with the SEC in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement by the SEC.

          (b) Registrable Securities. The term "Registrable Securities" means: fifty percent (50%) of (i) the Merger Shares and (ii) any shares of RealNetworks Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares. The number of Registrable Securities as to which each Shareholder shall have the right to register for resale pursuant to this Agreement is as set forth in Exhibit A hereto.

          (c) Prospectus. The term "Prospectus" shall mean the prospectus included in any Registration Statement filed pursuant to the provisions hereof, as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          (d) Holder. For purposes of this Agreement, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public pursuant to an effective Registration Statement.

          (e) SEC. The term "SEC" means the U.S. Securities and Exchange Commission.

     1.2  Registration

     (a) Initial Registration. Upon written request signed by all of the Shareholders and delivered to RealNetworks within 15 days following the Effective Time, RealNetworks shall prepare and file with the SEC within 45 days following the Effective Time, and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement on Form S-3 (the "Registration Statement") providing for the resale by the Holders of all the Registrable Securities then owned by the Holders in accordance with the manner of sale provisions set forth in Rule 144(f) under the Securities Act or otherwise in customary brokerage transactions on the Nasdaq National Market or other public market on which shares of RealNetworks Common Stock are traded. RealNetworks shall use its best efforts to keep the Registration Statement effective, pursuant to the rules, regulations or instructions under the Securities Act applicable to such Registration Statement, until the earlier of
(i) the tenth trading day following the date on which the Registration Statement is declared effective by the SEC, and (ii) the date upon which all Registrable Securities have been sold or distributed by the Holders (the "Effectiveness Period"). Notwithstanding the foregoing, RealNetworks shall not be obligated to seek effectiveness of the Registration Statement until the Pooling Period (as herein defined) has been satisfied.

     (b) Restrictions on Purchasers and S-3 Registrations. Notwithstanding any other provision of this Section 1.2, the Company may postpone for up to ninety
(90) days the filing or the effectiveness of a Registration Statement, or prohibit or suspend the use of such

Registration Statement, if the Company's Chief Executive Officer delivers a written certification to each Holder of the Registrable Securities requested to be included therein stating either that (i) the Company's Board of Directors has declared that such registration would not be in the best interests of the Company or (ii) the Company proposes to file, within such ninety (90) day period, another Registration Statement for shareholders other than the Holders, in which case, the Registrable Securities shall be included in such Registration Statement; provided that in any such event, the Effectiveness Period shall be extended by the length of any such postponement.

     (c) Expenses. All brokers' commissions, stock transfer taxes and similar charges, and legal fees and disbursements of counsel for the selling Holders shall be borne by the Shareholders. All other expenses incurred in connection with the Registration Statement shall be borne by RealNetworks; provided, however, that the Shareholders agree to reimburse RealNetworks for the first $20,000 in legal fees and associated costs (including filing fees and printing fees) expended by RealNetworks in connection with the drafting and filing of the Registration Statement.

     1.3  Obligations of RealNetworks

     If required to effect the registration of any Registrable Securities under this Agreement, RealNetworks shall, as expeditiously as reasonably possible:

          (a) Prepare promptly and file with the SEC the Registration Statement as provided in Section 1.2(a), which Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and cause such Registration Statement to become effective as soon as practicable.

          (b) Prepare promptly and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition prior to the expiration of the Effectiveness Period of the Registration Statement of all securities covered by such Registration Statement.

          (c) Furnish to the Holders such number of copies of a Prospectus and such other documents and legal opinions as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by such Holders that are included in such registration.

          (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that

RealNetworks shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Notify the Holders promptly (i) of any request by the SEC or any other federal or state governmental authority during the Effectiveness Period of the Registration Statement for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iii) of the receipt by RealNetworks of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     1.4  Furnish Information

     It shall be a condition precedent to the obligations of RealNetworks to take any action pursuant to Section 1.2 that each Holder shall furnish to RealNetworks such information regarding Holder, the Registrable Securities held by such Holder and the intended method of disposition of such securities as shall be required to timely effect the registration of such Holder's Registrable Securities.

     1.5  Indemnification

     (a) Incident to any Registration Statement and subject to applicable law, RealNetworks will indemnify and hold harmless each Holder (including its respective directors, officers, members, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement (including any related Prospectus, or any amendment or supplement to such Registration Statement or Prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by RealNetworks of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, provided that RealNetworks will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to RealNetworks by such Holder or controlling person expressly for use in such Registration Statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to RealNetworks by such Holder expressly for use in such Registration Statement, such Holder will indemnify and hold harmless RealNetworks (including its directors, officers, members, employees and agents), each other Holder (including its respective directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Holder for indemnification under this Section 1.5(a) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such Registration Statement which is being sold by such Holder or
(ii) the proceeds received by such Holder from its sale of Registrable Securities under such Registration Statement.

     (b) If the indemnification provided for in Section 1.5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 1.5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by RealNetworks and the other selling Holders from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the other selling Holders in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by RealNetworks and the selling Holders shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by RealNetworks and the selling Holders, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of RealNetworks and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by RealNetworks or the selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. RealNetworks and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.5(b) were determined by pro rata or per capita allocations or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 1.5(b).

In no event, however, shall a Holder be required to contribute any amount under this Section 1.5(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such Registration Statement which is being sold by such Holder or (ii) the proceeds received by such Holder from its sale of Registrable Securities under such Registration Statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 1.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Section 1.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

2.   OBLIGATIONS OF THE SHAREHOLDERS

     2.1  Representations and Warranties of the Shareholders

     Each Shareholder represents with respect to himself that:

          (a) Good Title. (i) Such Shareholder owns, beneficially and of record, the shares of capital stock of the Company listed opposite such Shareholder's name on Exhibit A hereto, (ii) such shares of capital stock of the Company are free and clear of any lien, encumbrance, adverse claim, mortgage, pledge, deed of trust, security interest, charge, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, option or other adverse claim or interest of any kind, (iii) such Shareholder has all necessary power, right and authority to enter into this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of the Merger Agreement by such Shareholder and to consummate the transactions contemplated hereby and thereby and (iv) this Agreement has been duly authorized, executed and delivered by Shareholder and is a legal, valid and binding obligation of Shareholder, enforceable in accordance with its terms.

          (b) Ability to Bear Risk. Such Shareholder is in a financial position to hold the RealNetworks Common Stock for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his investment in the RealNetworks Common Stock.

          (c) SEC Documents. Such Shareholder acknowledges that he has received and had the opportunity to review to such Shareholder's satisfaction the materials disseminated by Company in connection with the written consent or special meeting of Shareholders to approve the Merger and the transactions contemplated thereby, including those filings and reports of RealNetworks filed with the SEC since the completion of RealNetworks's most recent fiscal year, consisting of RealNetworks's Annual Report on Form 10-K for the fiscal year ending December 31, 1997 (the "Form 10-K"), its Quarterly Reports on Form 10-Q filed after the date of the Form 10-K, all Form 8-Ks filed after the date of the Form 10-K, the press release dated January 26, 1999 with respect to certain financial results for the year ended December 31, 1998 and its Proxy Statement relating to its 1998 Annual Meeting of Shareholders.

          (d) Professional Advice. Such Shareholder has obtained, to the extent that he deems necessary, professional advice with respect to the risks inherent in acquiring the RealNetworks Common Stock, the financial condition of RealNetworks and the suitability of an investment in the RealNetworks Common Stock in light of such Shareholder's financial condition and investment needs.

          (e) Sophistication. Such Shareholder, either alone or with the assistance of his professional advisors, is a sophisticated investor, is able to fend for himself in the transactions contemplated by this Agreement relating to the RealNetworks Common Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the RealNetworks Common Stock.

          (f) Accredited Investor. Except as set forth on Schedule A hereto, such Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act (an "Accredited Investor").

          (g) Investment for Own Account. The RealNetworks Common Stock is being acquired by such Shareholder for investment for his account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the RealNetworks Common Stock in a manner contrary to the Securities Act or to any applicable state securities or Blue Sky law, nor does Shareholder have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the RealNetworks Common Stock.

          (h) Restricted Securities. Such Shareholder acknowledges that the RealNetworks Common Stock has not been and will not prior to issuance be registered under the Securities Act and that the RealNetworks Common Stock is characterized under the Securities Act as "restricted securities" and, therefore, cannot be sold or transferred until such sale or transfer is registered under the Securities Act as provided in this Agreement or an exemption from such registration is available.

          (i) Exemption Reliance. Such Shareholder has been advised that the RealNetworks Common Stock is being issued under this Agreement pursuant to exemptions from applicable federal and state securities laws, and that RealNetworks's reliance on such exemptions is predicated in part on such Shareholder's representations contained herein.

          (j) Residence. For purposes of the application of state securities laws, each Shareholder is a resident of the state of Oregon.

          (k) Legend. Each Holder understands that prior to the effectiveness of the Registration Statement certificates or other instruments representing any of the Registrable Securities acquired by Holder will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (b) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Each holder agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, RealNetworks may, prior to the effectiveness of the Registration Statement, issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Registrable Securities, or if RealNetworks transfers its own securities, that it may make appropriate notations to the same effect in RealNetworks's records.

     2.2  Investor Questionnaire

     Each Shareholder who is not an Accredited Investor shall complete and execute an Investor Questionnaire in the form attached hereto as Exhibit B.

     2.3  Further Restrictions on Resale

     Each Shareholder covenants to and agrees with RealNetworks that he will not sell, transfer or otherwise reduce his financial risk with respect to any shares of RealNetworks Common Stock until such time as financial results covering at least 30 days of combined operations of the Company and RealNetworks have been published within the meaning of Section 20.01 of the SEC's Codification of financial reporting policies, which shall include, without limitation, a press release or other public filing or announcement (the "Pooling Period").

3.   ASSIGNMENT

     The registration rights of a Holder under Section 1 hereof may not be assigned.

4.   GENERAL PROVISIONS

     4.1  Notices

     Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the date undertaken for delivery by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

               If to RealNetworks:

               RealNetworks, Inc.
               1111 Second Avenue
               Suite 2900
               Seattle, WA   98101
               Attention:  General Counsel
               Fax:  (206) 674-2695

               with a copy to:

               Perkins Coie LLP
               1201 Third Avenue, 40th Floor
               Seattle, Washington  98101
               Attention:  Scott L. Gelband
               Fax:  206/583-8500

          If to the Shareholders:

               At their respective addresses set forth on Exhibit A attached hereto.

               with a copy to:

               Brophy, Mills, Schmor, ,Gerking & Brophy, LLP
               201 W. Main Street, Suite 5A
               Medford, OR  97501
               Attention:  Lee A. Mills
               Fax:  (541) 772-7249

     4.2  Severability

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     4.3  Entire Agreement

     This Agreement, the Merger Agreement and each of the agreements, certificates, instruments and documents to be executed or delivered pursuant to the terms of the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

     4.4  Successors and Assigns

     Subject to the provisions of Section 3, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     4.5  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Washington state or federal court thereof.

     4.6  Third Parties

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     4.7  Headings

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.8  Specific Performance

     Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity.

     4.9  Counterparts

     This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

     4.10  Amendment of Rights

     This Agreement may not be amended except by an instrument signed by RealNetworks and the Shareholders.

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                         REALNETWORKS, INC.


                              By:   /s/  Paul Bialek
                                    ----------------
                              Name:  Paul Bialek
                              Its:  Senior Vice President, Finance and
                                    Operations and Chief Financial Officer


                         SHAREHOLDERS


                              By:    /s/  Mark Comish
                                     ----------------
                              Name:  Mark Comish

                              By:    /s/  Michael Comish
                                     -------------------
                              Name:  Michael Comish

                                   EXHIBIT A

                              List of Shareholders


                              Number of Shares of     Number of Shares of   Number of Registrable         Accredited
                                Capital Stock of      RealNetworks Common   Securities Subject to          Investor
     Name and Address             Company Held            Stock Held           Section 1 hereof             Status
--------------------------   ---------------------  ---------------------   -----------------------    ------------------
      Michael Comish                    60                  16,000                   8,000               Non-accredited
       Mark Comish                      40                  10,667                   5,333               Non-accredited